                                                                    Exhibit 4.10


                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT dated as of June 11, 2001 (this "AMENDMENT") amends the Second Amended and Restated Credit Agreement dated as of August 9, 1999 (as previously amended, the "CREDIT AGREEMENT") among RAYOVAC CORPORATION (the "COMPANY"), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Credit Agreement.

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below,

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below.

         1.1 AMENDMENTS TO DEFINITIONS.

         (a) The first sentence of the definition of "EBITDA" is amended by deleting the words "and Restructuring Charges for such period" and substituting the following therefor:

         ", Restructuring Charges, any non-cash charges related to the write-off of fees associated with the issuance of the Senior Subordinated Notes and (i) for the Computation Period ending June 30, 2001, up to $15,000,000 of non-cash charges and (ii) for the Computation Period ending September 30, 2001, up to $12,000,000 of non-cash charges."

         (b) The definition of "Expected Equity Offering" is amended by deleting the amount "$75,000,000" therein and substituting the amount "$60,000,000" therefor.

         1.2 AMENDMENTS TO SECTION 2.8(A). Section 2.8(a) shall be amended by
(a) deleting the text "(including the Expected Equity Offering and any other public offering, but excluding" in clause (iii) and substituting the following therefor: "(excluding (x) the Expected Equity Offering so long as it is completed prior to December 31, 2001 and (y)"; and (b) deleting the paragraph which begins "All prepayments" immediately following clause (iv) thereof and substituting the following therefor:

                  "(v) On December 31, 2001, in an amount equal to the positive remainder, if any, of (x) the Net Cash Proceeds of the Expected Equity Offering minus (y) the amount paid (including principal and premium, if any, but excluding accrued interest) to purchase or redeem Senior Subordinated Notes after completion of the Expected Equity Offering.

                  All prepayments of Term Loans pursuant to this SUBSECTION 2.8(A) shall be applied to the remaining installments of the Term Loans
         (x) in inverse order of maturity, in the case of prepayments pursuant to CLAUSES (I) and (II) and (y) PRO RATA, in the case of prepayments pursuant to CLAUSES (III), (IV) and (V).

         1.3 ELIMINATION OF SECTION 5.2(D). Section 5.2(d) shall be deleted in its entirety.

         1.4 AMENDMENT TO SECTION 8.4(C). Section 8.4(c) shall be amended by deleting the amount "$20,000,000" therein and substituting the amount "$40,000,000" therefor.

         1.5 AMENDMENT TO SECTION 8.13. Section 8.13 shall be amended by (x) deleting the word "and" immediately following the text set forth in subsection
(c) therein, (y) replacing the period immediately following the text set forth in subsection (d) therein with "; and" and (z) adding the following subsection
(e):

                  "(e) prior to December 31, 2001, but only so long as no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such purchase or redemption or would result therefrom, the Company may apply Net Cash Proceeds of the Expected Equity Offering toward the purchase or redemption of Senior Subordinated Notes."

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties made in Section 6 of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); and (b) no Event of Default or Unmatured Event of Default exists or will result from the execution and delivery of this Amendment.

         SECTION 3 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective, as of the day and year first above written, on the date (the "AMENDMENT EFFECTIVE DATE") on which the Administrative Agent has received
(a) counterparts of this Amendment executed by the Company and the Required Lenders (or, in the case of any party from which the Administrative Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (b) a Confirmation, substantially in the form of EXHIBIT A, executed by the Company and each Subsidiary (other than any Foreign Subsidiary or Dormant Subsidiary) and (c) for the account of each Lender that has executed and delivered a counterpart hereof to the Administrative Agent by 5:00 p.m. (Eastern time) on June 11, 2001, an amendment fee in an amount equal to 0.05% of such Lender's Commitment on the Amendment Effective Date.

         SECTION 4 MISCELLANEOUS.

         4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

         4.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly-authorized officers as of the day and year first above written.

                                  RAYOVAC CORPORATION


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BANK OF AMERICA, N.A., as Administrative
                                  Agent


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BANK OF AMERICA, N.A., as Issuing Lender,
                                  Swingline Lender and a Lender


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BANK LEUMI USA


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                  THE BANK OF NEW YORK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  THE BANK OF NOVA SCOTIA


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BNP PARIBAS


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  COMERICA BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                  DRESDNER BANK AG, NEW YORK AND
                                  GRAND CAYMAN BRANCHES


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  BANK ONE, NA (Main Office Chicago)


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  FIRSTAR BANK, N.A.


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  FLEET NATIONAL BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                  HARRIS TRUST AND SAVINGS BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  LASALLE BANK NATIONAL ASSOCIATION


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  M&I MARSHALL & ILSLEY BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  NATIONAL CITY BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                  THE NORTHERN TRUST COMPANY


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  THE ROYAL BANK OF SCOTLAND PLC


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  ST. FRANCIS BANK, F.S.B.


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  SUNTRUST BANK


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________



                                  U.S. BANK NATIONAL ASSOCIATION


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                    EXHIBIT A

                                  CONFIRMATION

                            Dated as of June 11, 2001

To:      Bank of America, N.A., as
         Administrative Agent, and the
         Lenders which are parties to the
         Credit Agreement referred to below

         Please refer to (a) the Second Amended and Restated Credit Agreement dated as of August 9, 1999 (as amended, the "CREDIT AGREEMENT") among Rayovac Corporation (the "COMPANY"), various financial institutions (the "LENDERS") and Bank of America, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT"); (b) the Security Agreement dated as of September 12, 1996 among the Company, ROV Holding, Inc., Rovcal, Inc. and the Administrative Agent; (c) the Trademark Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent; (d) the Patent Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent;
(e) the Copyright Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent; (f) the Guaranty dated as of September 12, 1996 executed by ROV Holding, Inc. and Rovcal, Inc. in favor of the Lenders and the Administrative Agent; (g) the Company Pledge Agreement dated as of September 12, 1996 between the Company and the Administrative Agent; (h) the Deed of Charge and Memorandum of Deposit dated September 12, 1996 between ROV Holding, Inc. and the Administrative Agent; (i) the Share Pledge Agreement dated as of November 11, 1996 executed by ROV Holding, Inc. in favor of the Administrative Agent; (j) the Deed of Charge and Memorandum of Deposit dated as of November 11, 1996 between ROV Holding, Inc. and the Administrative Agent; (k) the Deed of Pledge dated as of November 11, 1996 between ROV Holding, Inc. and the Administrative Agent; (l) the Charge Over Shares dated August 9, 1999 between ROV Holding, Inc. and the Administrative Agent; and (m) the Third Amendment dated as of June 11, 2001, amending the Credit Agreement (the "THIRD AMENDMENT"). Each of the documents referred to in items (b) through (l) above is called a "CREDIT DOCUMENT". Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         Each of the undersigned (a) confirms to the Lenders and the Administrative Agent that, after giving effect to the Third Amendment, each Credit Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms; and (b) agrees that each reference in each Credit Document to the "Credit Agreement" or any similar term shall, after the date hereof, be deemed to be a reference to the Credit Agreement as amended by the Third Amendment.

                                  RAYOVAC CORPORATION


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________


                                  ROV HOLDING, INC.


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________


                                  ROVCAL, INC.


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________





Accepted and Agreed
as of June __, 2001

BANK OF AMERICA, N.A.,
as Administrative Agent


By: _______________________________________
Name: _____________________________________
Title:_____________________________________



                                      -2-